Registration No. 333-

As filed with the Securities and Exchange Commission on May 1, 2019.

UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	94-3096597
(State or other jurisdiction	(I.R.S. employer identification no.)
of incorporation or organization)

64 Sidney St.

Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip code)

Vericel Corporation 2019 Omnibus Incentive Plan
(Full title of the plans)

Dominick C. Colangelo
President and Chief Executive Officer
Vericel Corporation
64 Sidney St.

Cambridge, Massachusetts 02139
(Name and address of agent for service)

(617) 588-5554

(Telephone Number, Including area code, of Agent for Service)

Copy to:

Mitchell S. Bloom, Esq.

Sarah Ashfaq, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Tel: (617) 570-1000

Fax: (617) 523-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum	Amount of
Title of securities to	to be	offering price	aggregate	registration
be registered(1)	Registered(2)	per share(3)	offering price(3)	fee
Common Stock (no par value)	3,325,446	$17.43	$57,962,523.78	$7,025.06

(1)         The securities to be registered include options and rights to acquire Common Stock.

(2)         Pursuant to Rule 416(a) promulgated under the Securities Act, this registration statement also covers any additional securities that may become issuable under the Vericel Corporation 2019 Omnibus Incentive Plan, as amended from time to time, by reason of any stock split, stock dividend or similar transaction.

(3)         Estimated pursuant to Rule 457 promulgated under the Securities Act solely for purposes of calculating the registration fee and based upon the average of the high and low prices of the Common Stock on April 30, 2019, as reported on the NASDAQ Stock Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Vericel Corporation, formerly known as Aastrom Biosciences, Inc., (the “Company” or the “Registrant”) for the purpose of registering 3,325,446 shares of Common Stock, no par value per share (“Common Stock”), of the Registrant reserved for issuance under the Vericel Corporation 2019 Omnibus Incentive Plan (the “2019 Plan”). The reservation of such shares was approved by the Company’s shareholders on May 1, 2019 at the annual meeting of shareholders. Following the registration of the shares of Common Stock under this Registration Statement, a total of 5,000,000 shares of Common Stock will be registered under the 2019 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10A PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Commission:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Commission on February 26, 2019;

(b) The Company’s Current Report on Form 8-K filed with the Commission on May 1, 2019;

(c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2018; and

(d) The description of the Company’s Common Stock contained in the Registrant’s registration statement on S-1 dated November 1, 1996, filed with the Commission pursuant to Section 12 of Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Sections 561 through 571 of the Michigan Business Corporation Act (the “MBCA”) authorize a corporation to grant or a court to award, indemnity to directors, officers, employees and agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Amended and Restated Bylaws of the Company (the “Bylaws”) provide that the Company shall, to the fullest extent authorized or permitted by the MBCA, or other applicable law, indemnify a director or officer who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses, including actual and reasonable attorneys’ fees, and amounts paid in settlement incurred in connection with the action or suit, if the indemnitee acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company or its shareholders. The Bylaws also authorize the Company to advance expenses incurred by any officer or director of the Company in defending any proceeding prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified.

The Bylaws also authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against or incurred by such person in such capacity or arising out of such person’s status as such, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of the MBCA.

The Company has entered into an indemnification agreement with each of its directors (each, an “Agreement”). Each Agreement provides that the Company will indemnify each director to the fullest extent permitted by law for claims arising in his or her capacity as a director of the Company, provided that such director acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that the Company does not assume the defense of a claim against a director, the Company is required to advance such director’s expenses in connection with his or her defense, provided that the director undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Company. A copy of the form of Agreement is filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 31, 2010 and is incorporated herein by reference.

Section 209 of the MBCA permits a Michigan corporation to include in its Articles of Incorporation a provision eliminating or limiting a director’s liability to a corporation or its shareholders for monetary damages for breaches of fiduciary duty. Section 209 of the MBCA provides, however, that liability for any of the following may not be eliminated: the amount of a financial benefit received by a director to which he or she is not entitled, intentional infliction of harm on the corporation or the shareholders, a violation of Section 551 of the MBCA, or an intentional criminal act. The Company’s Restated Articles of Incorporation, as amended, include a provision which eliminates, to the fullest extent permitted by the MBCA, director liability for monetary damages for breaches of fiduciary duty, except under the circumstances required to be excepted under the MBCA as described above.

The Company has obtained director and officer liability insurance for the benefit of its directors and officers.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index which is incorporated into this Item 8 by reference.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

3.1

Restated Articles of Incorporation of the Company, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009 and incorporated herein by reference (File No. 000-22025).

3.2

Certificate of Amendment to Restated Articles of Incorporation of the Company dated February 9, 2010, filed as Exhibit 3.2 to the Company’s Post-Effective Amendment No. 1 to Form S-1 filed on March 31, 2010 and incorporated herein by reference (File No. 333-160044).

3.3

Certificate of Amendment to Restated Articles of Incorporation of the Company dated March 22, 2011, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 25, 2011 and incorporated herein by reference (File No. 000-22025).

3.4

Certificate of Amendment to Restated Articles of Incorporation of the Company dated October 8, 2013, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on October 10, 2013 and incorporated herein by reference (File No. 001-35280).

3.5

Certificate of Amendment to Restated Articles of Incorporation of the Company dated October 9, 2013, filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on October 10, 2013 and incorporated herein by reference (File No. 001-35280).

3.6

Certificate of Amendment to Restated Articles of Incorporation of the Company dated November 21, 2014, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on November 24, 2014 and incorporated herein by reference (File No. 001-35280).

3.7	Amended and Restated Bylaws, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 12, 2010 and incorporated herein by reference (File No. 000-22025).

4.1

Shareholder Rights Agreement, dated as of August 11, 2011, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, attached as Exhibit 4.3 to the Company’s Current Report on Form 8-A filed on August 12, 2011, incorporated herein by reference (File No. 001-35280) (File No. 001-35280).

4.2

Amendment to Shareholder Rights Agreement, dated as of March 9, 2012, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 9, 2012, incorporated herein by reference (File No. 001-35280).

5.1*	Opinion of Dykema Gossett PLLC.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Dykema Gossett PLLC (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in signature pages to this Registration Statement).

99.1	Vericel Corporation 2019 Omnibus Incentive Plan, attached as Appendix I to the Company’s Proxy Statement filed on March 20, 2019, incorporated herein by reference (File No. 001-35280).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on May 1, 2019.

VERICEL CORPORATION

By:	/s/ Dominick C. Colangelo
Dominick C. Colangelo
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Vericel Corporation, hereby severally constitute and appoint Dominick C. Colangelo and Gerard Michel, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Vericel Corporation, to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 1, 2019.

Signature	Title

/s/ Dominick C. Colangelo	President and Chief Executive Officer, Director
Dominick C. Colangelo	(Principal Executive Officer)

/s/ Gerard Michel	Chief Financial Officer and Vice President of Corporate Development
Gerard Michel	(Principal Financial and Accounting Officer)

/s/ Robert L. Zerbe, M.D.	Chairman of the Board of Directors
Robert L. Zerbe, M.D.

/s/ Alan L. Rubino	Director
Alan L. Rubino

/s/ Heidi Hagen	Director
Heidi Hagen

/s/ Steven Gilman	Director
Steven Gilman

/s/ Kevin McLaughlin	Director
Kevin McLaughlin

/s/ Paul Wotton	Director
Paul Wotton